Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Common Stock of Weave Communications, Inc. and further agree that this agreement be included as an exhibit to such filing. Each party to the agreement expressly authorizes each other party to file on its behalf any and all amendments to such statement. Each party to this agreement agrees that this joint filing agreement may be signed in counterparts.

In evidence whereof, the undersigned have caused this Agreement to be executed on their behalf this 14th day of November, 2024.

CATALYST INVESTORS QP IV, L.P.
By: Catalyst Investors Partners IV, L.P.
Its: General Partner
By: Catalyst Investors Partners IV, L.L.C.,
Its: General Partner

By:	/s/ Brian A. Rich
Name: Brian A. Rich
Title: President

CATALYST INVESTORS IV, L.P.
By: Catalyst Investors Partners IV, L.P.
Its: General Partner
By: Catalyst Investors Partners IV, L.L.C.,
Its: General Partner

By:	/s/ Brian A. Rich
Name: Brian A. Rich
Title: President

CATALYST INVESTORS PARTNERS IV, L.P.
By: Catalyst Investors Partners IV, L.L.C.,
Its: General Partner

By:	/s/ Brian A. Rich
Name: Brian A. Rich
Title: President

CATALYST INVESTORS PARTNERS IV, L.L.C.

By:	/s/ Brian A. Rich
Name: Brian A. Rich
Title: President

By:	/s/ Brian Rich
Name: Brian Rich

By:	/s/ Tyler Newton
Name: Tyler Newton